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                                                                    Exhibit 99.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 26 to the Registration Statement File No. 333-56969 on Form S-6 of our report dated April 22, 2016, relating to the financial statements and financial highlights of the Subaccounts of MONY America Variable Account L of MONY Life Insurance Company of America which appears in such Registration Statement. We also consent to the references to us under the headings "Independent registered public accounting firm" and "Financial statements" in such Registration Statement.


/s/ Pricewaterhouse Coopers LLP
Birmingham, Alabama
April 22, 2016

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 26 to the Registration Statement File No. 333-56969 on Form S-6 of our report dated March 18, 2016, relating to the financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent registered public accounting firm" and "Financial statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
New York, New York
April 22, 2016